                        AMENDMENT TO EMPLOYMENT AGREEMENT

         AMENDMENT EFFECTIVE AS OF August 23rd, 2006 (this "Amendment") TO
EMPLOYMENT AGREEMENT (the "Agreement") DATED AS OF DECEMBER 1, 2002 between
QMed, Inc. ("Company") and Michael W. Cox ("Executive"). Company and Executive
are referred to hereinafter as the "Parties".

                                R E C I T A L S :

         WHEREAS, the Parties desire to amend the Agreement to change the severance provisions thereof.

         NOW THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the Parties, intending to become legally bound, agree as follows:

                               A M E N D M E N T :

         Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

1. Amendment to Subsection 8.1(a)(iii) - Severance Pay.

         Subsection 8.1(a)(iii) of the Agreement is amended by replacing such subsection in its entirety with:

         (iii) pay Executive an amount equal to three times his last Base
Salary, to be paid in three equal annual installments, with the first installment to be paid no later than thirty (30) days after termination of employment (the "Payment Date"), and thereafter, the second and third installments on the each of the next two annual anniversaries of the Payment
Date;

2. Amendment to Subsection 8.1(a)(iv) - Option Vesting.

         Subsection 8.1(a)(iv) of the Agreement is amended by replacing such subsection in its entirety with:

         (iv) immediate vesting of all unvested stock options;

3. Amendment to Subsection 8.1(a)(vi) - Health Benefits.

         Subsection 8.1(a)(vi) of the Agreement is amended by replacing such subsection in its entirety with:

         (vi) continued coverage, at the Company's expense for a period of 36 months from the date of termination under all executive health plans in which the Executive participates as of the date of termination.

4. Expiration of Agreement.

         The Agreement is amended by adding the following Section 8.6:

         8.6 If the Company elects not to renew this Agreement, or if at anytime during the term or any renewal term hereof, Executive terminates his employment
(other than for Good Reason) ("Executive's Retirement"), notwithstanding the provisions of Section 8.4 of the Agreement, the Company will offer Executive the opportunity to consult with the Company for a period of two (2) years following such expiration or Executive's Retirement, such consulting to be for up to 40 hours per month. If Executive accepts such offer, then during the term of such consultancy period, the Company will pay Executive (who will no longer be an executive for purposes of this Agreement) in the amount per year equal to seventy-five percent of Executive's last Base Salary payable in installments on the Company's regular salary payroll dates for the period commencing on the date following such expiration or Executive's Retirement and ending on the date which is the earlier of (i) twenty-four (24) months following such expiration or
Executive's Retirement and (ii) the termination by Executive or by Company of such consultancy arrangement (the "Consultancy Period"). The Consultancy Period
may be terminated: by Executive at will; or by Company, for Cause. During the
Consultancy Period, Executive's duties shall be to make himself available to consult, on a monthly basis (subject, however, to Company's vacation policy which is applicable to Executive as of the start of the Consultancy Period), for a maximum of forty (40) hours per calendar month, such consulting to be with the
Board of Directors of the Company (the "Board"), the Company's Chief Executive
Officer (the "Chief Executive Officer"), and such other executives of the
Company as may be reasonably designated by the Board or the Chief Executive
Officer. Such consultations shall be at reasonable times, in a reasonable manner, and at the Company's office or other reasonable locations to which the
Executive may agree, and shall take place only if requested by the Company; if the Company shall not request consultation for a calendar month, or shall not request consulting which requires forty (40) hours during a month, Executive shall not have an obligation to consult, or to consult for the full forty (40)
hours, during such month, but shall, nevertheless, be entitled to the full compensation provided for in this section; unused consulting time for a month shall not be carried over into a subsequent month.

5. Amendment to Confidentiality and Restrictive Covenants

         Section 9 of the Agreement is amended by replacing such section in its entirety with following:

         9. RESTRICTIVE COVENANTS.

                  9.1. Confidentiality. Executive recognizes that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of Company, the use or disclosure of which could cause Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly,
Executive covenants and agrees with Company that he will not, either during the term of his employment hereunder and for the longer of (a) a period of one (1)
year after the expiration or termination of Executive's employment as an executive under this Agreement, and (b) a period of one (1) year after the end of the Consultancy Period, disclose, furnish or make accessible to any person, firm or corporation (except (i) in the ordinary course of business in performance of Executive's obligations to Company hereunder or (ii) when required to do so by law or (iii) with the prior written consent of Company pursuant to authority granted by a resolution of the Board of Directors) any confidential information that Executive has learned or may learn by reason of his association with Company. As used herein, the term "confidential information" shall include, without limitation, information not previously known or disclosed to the public or to the trade by Company with respect to the business or affairs of Company, including, without limitation, information relating to business opportunities, customer lists, price lists, trade secrets, systems, techniques, procedures, methods, inventions, facilities, financial information, business plans or prospects.

                  9.2. Non-Competition. During the period of his employment as an executive hereunder and for the later of (i) one year thereafter and (ii) a period of one (1) year after the the end of the Consultancy Period, Executive agrees that, without the prior written consent of Company, (A) he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or Executive or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is directly in competition with the business of Company and/or its subsidiaries and (B) he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or offer employment to any person who has been employed by Company at any time during the 12 months immediately preceding such solicitation. It shall not be a violation of this section or of this Agreement for Executive to own and/or trade in the shares of a publicly traded entity, regardless of the business of such entity, provided that Executive does not own five percent (5%) or more of such entity.

6. Miscellaneous.

         a. This Amendment is limited as specified and shall not constitute a codification, acceptance or waiver of any provision of the Agreement except as expressly set forth herein. Except as set forth in this Amendment, the Agreement shall remain in full force and effect.

         b. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         c. No amendment of any provision of the Agreement including this
Amendment shall be valid unless the same shall be in writing and signed by all of the Parties hereto.

         d. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE
STATE OF NEW JERSEY WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                            QMed, Inc.

                                            By: /s/ Jane Murray
                                               Title: COO

                                            /s/ Michael W. Cox
                                            Michael W. Cox

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